UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 13,  2012

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Xun Energy, Inc. ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company. These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements. These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities. Accordingly, actual results may differ.

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2012, the Company entered into an agreement, Bill of Sale - ALRT, which provides in part for the Company to acquire from Altmann Revocable Living Trust, RLT (ALRT) 100% of all of its rights, title and interest in Common Voting Shares of Crockett Energy Corporation (CEC) for 45 million Units of the Company. The Purchase Price is $2,250,000.

A unit is defined as one (1) common voting share and one (1) warrant to purchase a common share of the Company. The Company's warrants in this transaction shall entitle Altmann Revocable Living Trust, RLT  the right to acquire one (1) common voting share of the Company at the following exercise prices based on the following time periods:

• Exercise price of $ .50 per share prior to Nov 30, 2012;
• Exercise price of $1.00 per share prior to May 31, 2013;
• Exercise price of $2.00 per share prior to May 31, 2014;
• Exercise price of $3.00 per share prior to May 31, 2015;
• Exercise price of $4.00 per share prior to May 31, 2016.

For a more detailed description of the Bill of Sale with Altmann Revocable Living Trust, RLT  you should review the Bill of Sale in its entirety which is attached hereto and marked Exhibit 10.1

On February 14, 2012, the Company entered into an agreement, Bill of Sale - Mikolajczyk, which provides in part for the Company to acquire from Jerry G. Mikolajczyk, our President, CEO and Director, 100% of all of his rights, title and interest in Common Voting Shares of Crockett Energy Corporation (CEC) for $1.00.

For a more detailed description of the Bill of Sale with Jerry G. Mikolajczyk  you should review the Bill of Sale in its entirety which is attached hereto and marked Exhibit 10.2

Crockett Energy Corporation is in the business of exploring, developing, operating, and investing in, acquiring, selling, managing and drilling oil and gas properties.

Closing of the transaction is subject to the satisfaction of conditions precedent including but not limited to CEC acquiring the producing West Crockett Oil and Gas leases based in Crockett County, Texas with a total acreage of 2,320.5 acres, more or less, with 100% Working Interest, 75% Net Revenue Interest and CEC, as a minimum, securing financing of $5 million to complete a 10 well drilling and development program on the West Crockett Oil and Gas Leases.

There can be no assurance that the proposed transaction will in fact close.

Item 9.01 Financial Statements and Exhibits.

Exhibit

10.1

Bill of Sale - ALRT

Exhibit

10.2

Bill of Sale - Jerry G. Mikolajczyk

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 February 15, 2012

Xun Energy, Inc. BY: /S/ Jerry G. Mikolajczyk —————————————— Name: Jerry G. Mikolajczyk Title: President/CEO